UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

NMS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23282	04-2814586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of principal executive offices)

508-271-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On February 24, 2006, NMS Communications Corporation (“NMS”) completed its acquisition of Openera Technologies, Inc., a Delaware corporation (“Openera”), pursuant to the terms of a previously announced Agreement and Plan of Merger dated as of February 13, 2006 by and among NMS, Openera, Orca Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of NMS, certain of the stockholders of Openera, certain other individuals and Joel A. Hughes, as Stockholder Representative (the “Merger Agreement”).  The Company issued a press release regarding the completion of the acquisition on February 24, 2006 (the “Press Release”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Merger Agreement, NMS acquired all of the issued and outstanding capital stock of Openera from Openera’s stockholders for consideration consisting of approximately 4.34 million shares of NMS common stock, $.01 par value per share.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Title

2.1*	Agreement and Plan of Merger dated as of February 13, 2006 (incorporated by reference to the registrant’s Current Report on Form 8-K filed February 17, 2006).

99.1	Press release issued by NMS Communications Corporation on February 24, 2006.

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMS COMMUNICATIONS CORPORATION

	By:	/s/ Herbert Shumway
Herbert Shumway
Chief Financial Officer

Date: March 2, 2006